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                                                                     Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-59765 of Lincoln Benefit Life Company (the "Company"), on Form S-3 of our report dated March 13, 2008, relating to the financial statements and financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007, and our report dated March 25, 2008 relating to the financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account, included in the Statement of Additional Information included in Registration Statement No. 333-50545.

                                                  /s/ DELOITTE & TOUCHE LLP

                                                  Chicago, Illinois
                                                  April 25, 2008